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EXHIBIT 99.3

                           USN TELEVISION GROUP, INC.
                              FINANCIAL STATEMENTS
                                JANUARY 31, 2004





                                    CONTENTS



                                                                            Page

Independent Auditor's Report                                                 1

Financial Statements:

     Balance Sheet                                                           2

     Statements of Operations and Accumulated Deficit                        3

     Statement of Cash Flows                                                 4

     Notes to Financial Statements                                          5-7


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                          Independent Auditor's Report



To the Board of Directors and Shareholder of USN Television Group, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of USN Television Group, Inc. as of January 31, 2004, and the related statements of operations and accumulated deficit, and cash flows for the one month then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USN Television Group, Inc. as of January 31, 2004, and the results of its operations and its cash flows for the one month then ended, in conformity with accounting principles generally accepted in the United States of America.





/s/ Frankel, Lodgen, Lacher, Golditch, Sardi & Howard LLP

FRANKEL, LODGEN, LACHER, GOLDITCH, SARDI & HOWARD LLP
March 23, 2005

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                           USN TELEVISION GROUP, INC.
                                 BALANCE SHEET
                                JANUARY 31, 2004

                                     ASSETS

Current assets:
     Cash                                              $    39,242
     Accounts receivable                                    54,624
     Accounts receivable, management fee                     5,122
     Deposits                                               23,675
     Advances receivable, shareholder                        9,000
                                                       -----------
          Total assets                                              $   131,663
                                                                    ===========

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
     Bank overdraft                                    $    53,516
     Accounts payable and accrued expenses                 342,423
     Customer deposits                                      17,763
     Accounts payable, related entity                       43,923
     Payable to Primetime Shopping, Inc.                   112,568
     Loan payable, shareholder                              35,000
                                                       -----------
          Total current liabilities                                 $   605,193

Shareholder's deficit:
     Common stock, par value $.01; 1,000,000 shares
       authorized, issued and outstanding 1,000,000         10,000
     Accumulated deficit                                  (483,530)
                                                       -----------
                                                                       (473,530)
                                                                    ------------
                                                                    $   131,663
                                                                    ============

See independent auditor's report and notes to financial statements.

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                           USN TELEVISION GROUP, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                        ONE MONTH ENDED JANUARY 31, 2004





Sales                                        $    625,290

Cost of sales                                     373,519
                                             ------------

Gross profit                                                $    251,771

Operating expenses:
     General and administrative                                  252,515
                                                            -------------

Net loss                                                            (744)

Accumulated deficit, beginning of month                         (482,786)
                                                            -------------

Accumulated deficit, end of month                           $   (483,530)
                                                            =============






See independent auditor's report and notes to financial statements.

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                           USN TELEVISION GROUP, INC.

                            STATEMENT OF CASH FLOWS

                        ONE MONTH ENDED JANUARY 31, 2004


Cash flows from operating activities:
     Net loss                                                         $    (744)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
          Increase (decrease) in cash due to changes
            in operating assets and liabilities:
               Accounts receivable                        $ (31,913)
               Accounts receivable, management fee           (5,122)
               Bank overdraft                                53,516
               Accounts payable and accrued expenses         26,912
               Customer deposits                            (37,931)
                                                          ----------

Net cash provided by operating activities                                 5,462
                                                                      ----------

Net increase in cash                                                      4,718

Cash balance, beginning of month                                         34,524
                                                                      ----------

Cash balance, end of month                                            $  39,242
                                                                      ==========

Supplementary information: Interest paid                              $       0
                                                                      ==========

Income taxes paid                                                     $       0
                                                                      ==========

See independent auditor's report and notes to financial statements.

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                           USN TELEVISION GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 2004

                       (See independent auditor's report)

1. Nature of business:

         USN Television Group, Inc. (the "Company"), incorporated in Delaware on April 25, 2003, is a retail seller of consumer products through its live television home shopping shows. Markets include Los Angeles, Cleveland, Tallahassee, Philadelphia, Atlantic City and on DirectTV. The Company focuses on presenting high-end consumer products, including jewelry, watches and sports collectibles.

2. Summary of significant accounting policies:

         The summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

           The use of estimates in preparing financial statements:
                  In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

           Cashand cash equivalents:
                  For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity date at the time of purchase of three months or less to be cash equivalents.

           Concentrations of credit risk:
                  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash balances and trade accounts receivable. The Company maintains all cash accounts at two banks. From time to time, the daily cash balances may exceed the $100,000 FDIC insured limit.

                  On April 25, 2003, the Company entered into a marketing agreement with Primetime Shopping, Inc. whereby the Company agreed to utilize Primetime Shopping, Inc. as its exclusive supplier of vintage and modern watches (See Note 3).


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                           USN TELEVISION GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 2004

                       (See independent auditor's report)

                                   (Continued)



2. Summary of significant accounting policies (continued):

           Income taxes:
                  Current income taxes are based on the taxable income for the year as measured by the current year's tax returns. Deferred income taxes arise primarily due to differences between the basis of the Company's assets and liabilities for financial reporting and income taxes under the provisions of FASB 109, "Accounting for Income Taxes."

                  The Company has a net operating loss of approximately $480,000 which is available to offset future taxable income.

           Comprehensive income:
                  The Company has adopted the provision of SFAS No. 30, Reporting Comprehensive Income, which provides accounting standards pertaining to the reporting and display of comprehensive income and its components. During the month ended January 31, 2004, the Company does not have any accumulated comprehensive income items.


3. Payable to Primetime Shopping, Inc.:
         Pursuant to the exclusive marketing and supply agreement with Primetime Shopping, Inc., the Company was allowed to hold back 5% of the amounts payable to Primetime for purchases, as a reserve for potential returns and repairs of product sold. As of January 31, 2004, the reserve amount was $72,568. In addition, the Company received an advance of $40,000 from Primetime Shopping, Inc. which is due and payable.

4. Loans payable, shareholder:
         The loans payable to a shareholder are due on demand and accrue interest at the rate of 18% per annum.

5. Commitments and contingencies:
         Lease:
                  The Company leases its facility from a related party on a month to month basis. The monthly rental payment is $7,000.


                                       6
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                           USN TELEVISION GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 2004

                       (See independent auditor's report)

                                   (Continued)
6. Related party transactions:

         The Company uses computer hardware, property and equipment, and employees from various related entities. The fair market value for these services has not been recorded in the financial statements.

         The Company recorded $5,122 management revenue from Premier Concepts, Inc. (see footnote on subsequent acquisition of the Company by Premier Concepts, Inc.).

         The Company paid $22,000 and accrued $43,928 due to various related entities for management services and reimbursed expenses. The owners of the Company also have varying equity ownership interest in the related entities.


7. Subsequent events:

         In 2004, the Company issued $3,094,000 of debt. The notes are due and payable on October 31, 2005 and bear interest at the rate of 4% per annum. At the time of issuance of the debt, the Company was in negotiations to be acquired by Premier Concepts, Inc. If the acquisition of the Company is completed, the terms of the note give the holder the option to convert the note to common shares of Premier Concepts, Inc. based upon a conversion price of $1.50 per share.

         On November 1, 2004, the Company entered into a stock purchase agreement to sell all of its outstanding common shares to Premier Concepts, Inc. for 4,850,000 shares of common stock of Premier Concepts, Inc. The acquisition was completed on or about December 17, 2004.




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